EXHIBIT 15.1

P R O X Y

The undersigned (individually and/or collectively “Shareholder”) does hereby appoint Kevin D. Gibbens and Charles C. Cantrell, or either of them acting in the absence of the other (the “Designated Proxy”), as Shareholder’s true and lawful attorney and proxy, with full power of substitution and resubstitution, to vote ALL shares of Common Stock (the “Subject Shares”) of Landmark Bank, National Association, a national bank (the “Bank”), owned by Shareholder, as Shareholder’s proxy with respect to the Special Meeting of Shareholders of the Bank scheduled to occur on September 14, 2016, with all the powers which Shareholder would possess if personally present at any such meeting, and to vote upon any other matters which may properly come before any such meeting: (i) in such manner as is specified below, and (ii) to the extent not specified below, in such manner as may be determined in the discretion of the Designated Proxy. The Subject Shares include all shares held as of the record date of such meeting, including adjourned or postponed sessions of such meeting. The Designated Proxy is hereby authorized and directed to vote the Subject Shares as follows:

1. Approval of Merger Transaction. The Subject Shares shall be voted regarding approval of the merger of the Bank with and into LMB Interim Bank, N.A. and approval of that certain Agreement and Plan of Merger comprising Annex A in the accompanying Proxy Statement/Offering Circular, pursuant to which the Bank Common shares held by shareholders other than The Landrum Company (“TLC”) will be cancelled and Bank shareholders will have the option to choose to receive in exchange therefor TLC Class A Common Voting shares, or TLC Series E Preferred shares, or a cash payment (all as described in the accompanying Proxy Statement/Offering Circular). [The Board of Directors recommends voting “FOR” approval of the merger transaction.]

☐    FOR APPROVAL            ☐    AGAINST APPROVAL            ☐    ABSTAIN

2. Other Matters. To be voted in the discretion of the Designated Proxy on such other matters as may properly come before the meeting. [The Board of Directors recommends that authority be “GRANTED.”]

☐    AUTHORITY GRANTED             ☐    AUTHORITY DENIED

This Proxy, when properly executed, will be voted in the manner directed herein on behalf of the undersigned Shareholder. If no direction is made, this Proxy will be voted “for” the approval of the merger transaction, as well as “authority granted” with respect to any other matters.

This Proxy pertains to ALL Subject Shares held in the individual name of each signatory person or entity as well as to ALL Subject Shares held in the joint names of each signatory person or entity and any other joint owners.

This Proxy shall be effective until revoked by Shareholder. Attendance by Shareholder at any meeting or any adjourned or postponed session thereof will not be deemed to revoke this Proxy unless Shareholder affirmatively indicates at such meeting his, her, or its intention to vote the Subject Shares in person. The undersigned hereby revokes any proxy previously given to vote the Subject Shares with respect to each meeting described herein (whether prior dated or delivered undated at a time prior to the date shown below).

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Electronic and Facsimile Transmission. The Bank and the Designated Proxy are authorized to recognize and act in accordance with a duly executed copy of this Proxy that is transmitted to and received by the Bank or by the Designated Proxy via electronic transmission (e-mail) or via facsimile.

DATED this      day of             , 2016.

Print Name of Shareholder	Print Name of Shareholder

Signature	Signature

INSTRUCTIONS: Insert date of signing and print your name in the space provided in exactly the way your shares are registered (i.e., as your name appears on your stock certificate). Sign exactly as your name is printed. Where stock is issued in two or more names, it is preferable that all sign. If signing as attorney, administrator, executor, trustee, guardian, conservator, custodian, or other fiduciary, give your full title as such. A corporation, limited liability company, partnership, or other entity should sign by an authorized officer or representative.

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